                     [LETTERHEAD OF AUTOLEND GROUP, INC.]
--------------------------------------------------------------------------------

                                                                    EXHIBIT 10.3

Mr. Jeff Ovington                                    March 30, 1999
via hand delivery

Dear Jeff:

This letter is to document and memorialize your present employment status at Autolend. Your present position is that of Executive Vice President of our Company, and your basic arrangements are as follows:

        *  base salary of $115,000 per year
        *  car allowance of $600 per month
        *  paid vacation of 4 weeks per year
        * company-paid group insurance coverage for you and your immediate family, including medical and dental
        * eleven months severance pay in case of your termination for any reason other than
             1) termination for gross negligence or criminal misconduct; or
             2) your quitting or voluntarily leaving of your own accord
                 (however, #2 does not apply if there is a change in control of the company)

I appreciate your contribution to the company, and look forward to building it up in the future.

Sincerely,

/s/ Nunzizo DeSantis
Nunzizo DeSantis
Chairman & CEO

CC. P. VITALE